Exhibit 10.3

James W. Giddens

as Trustee of the Liquidation of the Business of Lehman Brothers Inc.

c/o Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY  10004

Attention:  Charles A. Samuelson

29 September 2008

Dear Sirs

Re: Sale of certain assets and the transfer of certain employees of Lehman Brothers Inc.

We refer to the proposed sale (the “Transaction”), pursuant to an asset sale agreement dated on or about the date of this letter, between Nomura Holdings Inc. (“NHI”), certain entities within the Lehman Brothers Holdings Inc. group of companies (the “Sellers”), and certain insolvency officers (the “Insolvency Officers”) in Hong Kong, Singapore and Australia (the “Asset Sale Agreement”), pursuant to which (i) certain employees of Lehman Brothers Inc. (the “Company”) currently employed in the Company’s Beijing Representative Office branch (the “Beijing Employees”) will be made an offer of employment by one or more affiliates of NHI and (ii) a lease to which the Company is party in respect of premises used by the Company’s Beijing Representative Office branch, details of which are set out in the Asset Sale Agreement (the “Beijing Lease”), will be assigned to an affiliate of NHI.

We have been informed by the Sellers (and nothing has come to our attention to contradict such information) that the Transaction does not involve any sale of the directly owned assets of the Company nor does it involve offers of employment by NHI or its affiliates to the Company’s employees other than the Beijing Employees and possibly one or more employees currently on secondment to the Lehman Brothers group companies in Asia (including Australia and India), the total number of which does not exceed 74 as at the date of this letter (the “Transferred Secondees”), who may or may not be transferred to NHI or its affiliates in connection with the Transaction.

We have been informed by the Sellers (and nothing has come to our attention to contradict such information) that, as a result of the Transaction: (i) no intellectual property of any Seller is to be sold, licensed or otherwise transferred, or ownership of any securities trading position or investment owned by any Seller is to be transferred,  by the Company to NHI or its affiliates in the Transaction; and (ii) none of the assets to be acquired were used in the conduct, in the ordinary course as conducted before September 13, 2008, of the business of the “Investment Management Division” of the Lehman Brothers group of companies.

In consideration of the assignment of the Beijing Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby confirms and agrees that it will, subject to any required court approvals and other third party consents, sign, execute or otherwise enter into any documents of assignment, novation, surrender or termination relating to the Beijing Lease (or other documents ancillary thereto), subject to such documents being on terms reasonably satisfactory to NHI (it is understood and agreed that in no event will any such documents require the Company to incur any obligation or liability or result in any obligation or liability under the Beijing Lease from and after the closing of the Transaction pursuant to the terms of the Asset Sale Agreement).

NHI shall extend, or cause its subsidiaries to extend, to the Company rights to access books and records relating to the Transferred Employees Records, Transferred Sale Assets Records or Retained Records (each as defined in the Asset Sale Agreement) or the Beijing Lease or the Transferred Secondees that may come into the possession or control of NHI or its affiliates (whether maintained in paper, electronic or any other form) in connection with the Transaction on the same terms and conditions as the equivalent rights of a Seller under the Asset Sale Agreement, provided that such access shall be subject to the confidentiality obligations contained in the Asset Sale Agreement.

Each of the Company and NHI agrees not to bring any claim against each other or their respective affiliates in respect of the Transaction (other than under this letter).

Yours faithfully

Nomura Holdings Inc.

By:	/s/ Takumi Shibata
Name:
Title:

Please sign and date the enclosed copy of this letter to acknowledge your acceptance of its terms.

Lehman Brothers Inc.

By:	/s/ Charles A. Samuelson
Name: Charles A. Samuelson
Title: Attorney for James W. Giddens, as Trustee of the Liquidation of the Business of Lehman
Brothers Inc.

Date: